                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT 12.1

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                    Fiscal Year Ended
                                                               ---------------------------
                                                               February 26,   February 28,
                                                                   2005           2004
                                                               ------------   ------------
                                                                  (Dollars in thousands)
Earnings:
   Income before income taxes                                  $    306,386   $    290,794
   Add:
      Interest on indebtedness                                       19,213         10,919
      Equity income, net of distributions                             3,461          1,672
      Minority losses                                                 3,799          4,502
      Portion of rents representative of the interest factor          1,259          1,315
      Amortization of capitalized interest                              686            610
                                                               ------------   ------------
         Earnings available for fixed charges                  $     334,804   $    309,812
                                                               ============   ============

Fixed charges:
      Interest on indebtedness                                       19,213         10,919
      Portion of rents representative of the interest factor          1,259          1,315
      Capitalized interest                                            1,195          1,658
                                                               ------------   ------------
         Total fixed charges                                   $     21,667   $     13,892
                                                               ============   ============

            Ratio of earnings to fixed charges                        15.45          22.30
                                                               ============   ============